Exhibit 99.2

Contact:
At The Company:
Robert McNally
678.384.7220 or rmcnally@geovax.com

At Financial Relations Board:
Leslie Loyet
Investor Relations
312.640.6672 or lloyet@mww.com

Nikki Snodgrass
Media Relations
312.640.6732 or nsnodgrass@mww.com
FOR IMMEDIATE RELEASE
MONDAY, MARCH 1, 2010
GEOVAX LABS, INC. PLANS PUBLIC OFFERING
ATLANTA — March 1, 2010 — GeoVax Labs, Inc. (OTC BB: GOVX) (the “Company”), an Atlanta-based, biopharmaceutical company, today announced that it intends to file a registration statement for the sale of $20.0 million or more of its common stock. The offering may also include shares to be sold by selling stockholders, although no arrangements have been made. The purpose of the offering would be to raise funds to enable the Company to develop its vaccines business.
The Company anticipates filing the registration statement some time after it has filed its Annual Report on Form 10-K for the year ended December 31, 2009. The timing of the offering will be determined at a later date, depending on several factors, including market conditions and when the registration statement is eligible to be declared effective by the SEC.
This press release is being issued in accordance with Rule 135 of the Securities Act of 1933, as amended. THIS PRESS RELEASE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF OFFERS TO PURCHASE COMMON STOCK. A REGISTRATION STATEMENT RELATING TO THE COMMON STOCK OF THE COMPANY HAS NOT YET BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OFFER, IF COMMENCED, WILL BE MADE ONLY BY THE PROSPECTUS TO BE INCLUDED IN THE REGISTRATION STATEMENT
Forward-Looking Statements
All statements in this press release, other than statements of historical fact, are forward-looking statements. These statements are based on expectations and assumptions on the date of this press release and are subject to numerous risks and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Risks and uncertainties include, but are not limited to, whether the SEC will declare the proposed registration statement to be effective and when, whether the Company will be able to sell its common stock on terms acceptable to it or at all, market conditions, and factors over which GeoVax has no control, including those described in the Company’s most recent Annual Report on Form 10- K and its other SEC filings and reports. GeoVax assumes no obligation to update these forward-looking statements, and does not intend to do so, unless otherwise required by law.
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